SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
May 20, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:
PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400
Registrant’s Telephone Number: (207) 288-3314

 ITEM 5 – OTHER EVENTS AND REGULATION FD DISCLOSURE

Bar Harbor Bankshares (AMEX: BHB) announces the appointment of Thomas A. Colwell as Chairman of the BHB Board. On Tuesday, May 18, 2004 the BHB Board of Directors appointed Mr. Colwell as Chairman, replacing retiring Chairman Mr. John P. Reeves.

Mr. Colwell has been a member of the BHB Board of Directors since 1991 and has previously served as a member and chair of the BHB Audit Committee. Mr. Colwell is President of Colwell Bros. Inc. a lobster pound business located in Stonington, Maine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: May 20, 2004                             /s/Joseph M. Murphy

                                                            Joseph M. Murphy
                                                            President and Chief Executive Officer